Exhibit 99.1

NEWS RELEASE

Contact:	Matthew Skelly Vice President – Head of Investor Relations (877) 280-2857 (215) 405-2718 (fax)

ATLAS ENERGY GROUP, LLC ANTICIPATES UNITS TO BEGIN TRADING ON THE OTCQX MARKET

PHILADELPHIA, PA – March 18, 2016 – Atlas Energy Group, LLC (NYSE: ATLS) (the “Company”) announced today that it was notified by the New York Stock Exchange (the “NYSE”) that the NYSE has determined to commence proceedings to delist its common units (the “Common Units”) from the NYSE as a result of the Company’s failure to comply with the continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual to maintain an average global market capitalization over a consecutive 30 trading-day period of at least $15 million for its Common Units. The NYSE also suspended the trading of the Common Units at the close of trading on March 18, 2016.

The NYSE has informed the Company that it will apply to the Securities and Exchange Commission to delist the Common Units upon completion of all applicable procedures, including any appeal by the Company of the NYSE’s decision. The Company is presently considering what actions, if any, it may take in response to the decision, however, the Company anticipates that the Common Units will begin trading on the OTCQX market on Monday, March 21, 2016. The Company expects its OTCQX ticker symbol to be the same as its NYSE symbol: ATLS. The Company will remain subject to the public reporting requirements of the Securities and Exchange Commission following the transfer to the OTCQX.

Atlas Energy Group, LLC (NYSE: ATLS) is a limited liability company which owns the following interests: all of the general partner interest, incentive distribution rights and an approximate 23% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P.; the general partner interests, incentive distribution rights and limited partner interests in Atlas Growth Partners, L.P.; and a general partner interest in Lightfoot Capital Partners, an entity that invests directly in energy-related businesses and assets. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

SOURCE: Atlas Energy Group, LLC

(877) 280-2857

Cautionary Note Regarding Forward-Looking Statements

This press release contains, and other written and oral statements made by the Company’s representatives may contain, forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. The Company cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about what market the Common Units will trade on in the future and whether or not the Common Units will continue to trade on that market and what actions the Company may take in response to the NYSE’s decision. The Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, the outcome of the Company’s discussions with the lenders under its credit facility and any actions the Company may take or other effects as a result thereof; the Company’s and its subsidiaries’ level of indebtedness, leverage and liquidity, including borrowing base availability and covenant compliance; impact of delisting from the NYSE, including on market capitalization and Common Unit trading prices; those associated with general economic and business conditions; ability to realize the benefits of its acquisitions; changes in commodity prices and hedge positions; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and the Company assumes no obligation to update such statements, except as may be required by applicable law.